                                                                    EXHIBIT 10.8


                      PROMOTIONAL SHARES LOCK-IN AGREEMENT


I. This Promotional Shares Lock-In Agreement (this "Agreement") is entered into on ____ day of _____________, 2001, by and among PETSVETSANDYOU, INC., a Florida corporation (the "Issuer"), whose principal place of business is located at 10919 North Dale Mabry Highway, Tampa, Florida 33618 and JAMES J. CARLSTEDT, EDUARDO GARCIA, D.V.M. and NEIL L. COLBY AND SVETLANA ("LANA") P. COLBY, AS TENANTS BY THE ENTIRETIES, (collectively, the "Security Holders").

         WITNESSETH THAT,

         A. The Issuer has filed an application with the Securities Administrators of the States listed in Schedule A attached hereto ("Administrators") to register certain of its Equity Securities (as defined in the North American Securities Administrators Association (the "NASAA") Statement of Policy on Corporate Securities Definitions Policy (the "NASAA Policy")) for sale to public investors who are residents of those states ("Registration");

         B. The Security Holders listed on Schedule B attached hereto are the owners of the shares of common stock or similar securities and/or possess convertible securities, warrants, options or rights which may be converted into, or exercised to purchase shares of common stock or similar securities of the Issuer, which constitute Promotional Shares (as defined in the NASAA Policy and which are deemed and defined for purposes of this Agreement as Promotional Shares.

         C. As a condition to Registration, the Issuer and the Security Holders (collectively, the "Signatories") agree to be bound by the terms of this Agreement.

II. THEREFORE, the Security Holders agree not to sell, pledge, hypothecate, assign, grant any option for the sale of, or otherwise transfer or dispose of, whether or not for consideration, directly or indirectly, the Promotional Shares and all certificates representing stock dividends, stock splits, recapitalizations, and the like, that are granted to, or received by, the Security Holders while the Promotional Shares are subject to this Agreement (the "Restricted Securities").

         A. Beginning two years from the completion date of the public offering, two and one-half percent (2 1/2%) of the Restricted Securities may be released from the restrictions of this Agreement each quarter pro rata among the Security Holders. All remaining Restricted Securities shall be released from escrow on the anniversary of the fourth year from the completion date of the public offering; OR

         B. If the Issuer's Aggregate Revenues (as defined in the NASAA Policy) are:

                  $500,000 or more, provided that neither the auditor's report nor any footnote to the Issuer's latest audited financial statements contain an opinion or statement regarding the ability of the Issuer to continue as a going concern, then beginning one year from the date of completion of the public offering, two and one-half percent (2 1/2%) of the Restricted Securities held in escrow may be released each quarter pro rata among the Security Holders. All remaining Restricted Securities shall be released from escrow on the second anniversary from the date of completion of the public offering.

III.     THEREFORE, the Signatories agree and will cause the following:

         A. In the event of a dissolution, liquidation, merger, consolidation, reorganization, sale or exchange of the Issuer's assets or securities (including by way of tender offer), or any other transaction or proceeding with a person who is not a Promoter, which results in the distribution of the Issuer's assets or securities ("Distribution"), while this Agreement remains in effect that:

                  1. All holders of the Issuer's Equity Securities will initially share on a pro rata, per share basis in the Distribution, in proportion to the amount of cash or other consideration that they paid per share for their Equity Securities (provided that the Administrators have accepted the value of the other consideration), until the shareholders who purchased the Issuer's Equity Securities pursuant to the public offering ("Public Shareholders") have received, or have had irrevocably set aside for them, an amount that is equal to one hundred percent (100%) of the public offering's price per share times the number of shares of Equity Securities that they purchased pursuant to the public offering and which they still hold at the time of the Distribution, adjusted for stock splits, stock dividends recapitalizations and the like; and

                  2. All holders of the Issuer's Equity Securities shall thereafter participate on an equal, per share basis times the number of shares of Equity Securities they hold at the time of the Distribution, adjusted for stock splits, stock dividends, recapitalizations and the like.

                  3. The Distribution may proceed on lesser terms and conditions that the terms and conditions stated in paragraphs 1 and 2 above if a majority of the Equity Securities that are not held by Security Holders, officers, directors, or Promoters (as defined in the NASAA Policy) of the Issuer, or their associates or affiliates vote, or consent by consent procedure, to approve the lesser terms and conditions.

         B. In the event of a dissolution, liquidation, merger, consolidation, reorganization, sale or exchange of the Issuer's assets or securities (including by way of tender offer), or any other transaction or proceeding with a person who is a Promoter, which results in a Distribution while this Agreement remains in effect, the Restricted Securities shall remain subject to the terms of this Agreement.

         C. Restricted Securities may be transferred by will, the laws of descent and distribution, the operation of law, or by order of any court of competent jurisdiction and proper venue.

         D. Restricted Securities of a deceased Security Holder may be hypothecated to pay the expenses of the deceased Security Holder's estate. The hypothecated Restricted Securities shall remain subject to the terms of this Agreement. Restricted Securities may not be pledged to secure any other debt.

         E. Restricted Securities may be transferred by gift to the Security Holder's family members, provided that the Restricted Securities shall remain subject to the terms of the Agreement.

         F. With the exception of paragraph A.3 above, the Restricted Securities shall have the same voting rights as similar Equity Securities not subject to the Agreement.

         G. A notice shall be placed on the face of each stock certificate of the Restricted Securities covered by the terms of the Agreement stating that the transfer of the stock evidenced by the certificate is restricted in accordance with the conditions set forth on the reverse side of the certificate; and

         H. A typed legend shall be placed on the reverse side of each stock certificate of the Restricted Securities representing stock covered by this Agreement which states that the sale or transfer of the shares evidenced by the certificate may be subject to certain restrictions until the date that is 4 years from completion of the offering pursuant to this Agreement between the Security Holders (whether beneficial or of record) and the Issuer, which agreement is on file with the Issuer and the stock transfer agent from which a copy is available upon request and without charge.

         I. The term of this Agreement shall begin on the date that the Registration is declared effective by the Administrators ("Effective Date") and shall terminate:

                  1. On the anniversary of the fourth year from the completion date of the public offering; or

                  2. On the date the Registration has been terminated if no securities were sold pursuant thereto; or

                  3. If the Registration has been terminated, the date that checks representing all of the gross proceeds that were derived therefrom and addressed to the public investors have been placed in the U. S. Postal Service with first class postage affixed; or

                  4. On the date the securities subject to this Agreement become "Covered Securities," as defined under the National Securities Markets Improvement Act of 1996.

         J. This Agreement to be modified only with the written approval of the Administrators.

IV.      THEREFORE, the Issuer will cause the following:

         A. A manually signed copy of the Agreement signed by the Signatories to be filed with the Administrators prior to the Effective Date;

         B. Copies of the Agreement and a statement of the per share initial public offering price to be provided to the Issuer's stock transfer agent.

         C. Appropriate stock transfer orders to be placed with the Issuer's stock transfer agent against the sale or transfer of the shares covered by the Agreement prior to its expiration, except as may otherwise be provided in the Agreement;

         D. The above stock restriction legends to be placed on the periodic statement sent to the registered owner if the securities subject to this Agreement are uncertificated securities.

Pursuant to the requirements of this Agreement, the Signatories have entered into this Agreement, which may be written in multiple counterparts and each of which shall be considered an original. The Signatories have signed the Agreement in the capacities, and on the dates, indicated.

IN WITNESS WHEREOF, the Signatories have executed this Agreement.

                                        PETSVETSANDYOU, INC.



                                        By:
------------------------------             -------------------------------------
Date                                       James J. Carlstedt, President


                                                      (the "Issuer")



------------------------------          ----------------------------------------
Date                                    JAMES J. CARLSTEDT

                                        NEIL L. COLBY AND SVETLANA "LANA" P.
                                        COLBY, AS TENANTS BY THE ENTIRETIES


-----------------------------           ----------------------------------------
Date                                    Neil L. Colby


                                        ----------------------------------------
                                        Svetlana "Lana" P. Colby

                   AND


-----------------------------           ----------------------------------------
Date                                    EDUARDO GARCIA, D.V.M.

                                               (the "Security Holders")

                                   SCHEDULE A
                                 LIST OF STATES

Alabama, Arizona, Arkansas, California, Connecticut, Delaware, Idaho, Indiana, Iowa, Kansas, Kentucky, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Montana, Nevada, New Hampshire, New Jersey, New Mexico, North Dakota, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, South Dakota, Texas, Utah, Vermont, Virginia, Washington, West Virginia, Wisconsin, Colorado, Florida, Georgia, Illinois, Louisiana, Minnesota, New York, Ohio, Tennessee and Wyoming.

This Schedule may be modified by the parties based on the number of states in which the offering becomes effective.

                                   SCHEDULE B
             LIST OF SECURITY HOLDERS AND SHARES SUBJECT TO LOCK-IN

NAME                                                    NUMBER OF SHARES SUBJECT TO LOCK-IN
----                                                  ----------------------------------------
James J. Carlstedt                                    20,443.2 shares of Class B common stock
3103 Samara Drive                                         20 shares of Class A common stock
Tampa, Florida  33618


Neil L. Colby and Svetlana "Lana" P. Colby,           20,4436.2 shares of Class B common stock
         as tenants by the entireties                     20 shares of Class A common stock
8184 Via Di Veneto
Boca Raton, Florida 33496

Eduardo Garcia, D.V.M.                                20,443.2 shares of Class B common stock
4241 Henderson Boulevard                                  2,180 shares of Class A common stock
Tampa, Florida  33629                                       600 shares of preferred stock

         *The number of shares reflects 1-for-5 reverse stock split of the Company completed January 23, 2001. The number of shares subject to this Agreement shall also include any and all additional shares of any class of the Company acquired by any of the above parties pursuant to the anti-dilution provisions contained in the Company's articles of incorporation.